UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2007

CONSCIOUS INTENTION, INC.
 (Exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)

000-50366	94-3409449
(Commission File Number)	(I.R.S. Employer
Identification No.)

6620 Lake Washington Blvd, Suite 301
Kirkland, Washington, 98033
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 604-505-1085

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
(17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.02 Entry into a Material Definitive Agreement

On September 14, 2007, Conscious Intention, Inc. (the "Company") through its sole director approved and executed a Share Purchase Agreement (the "Agreement") with 2146281 ONTARIO INC., a British Columbia Canada corporation (“214”) and Gravhaven Limited, a Cayman Island corporation (“Gravhaven”) whereby the Company would acquire 100% of the issued and outstanding stock of 214 from Gravhaven in exchange for shares of the Company and a 7% royalty on mineral interest assets owned by 214.

In  connection  with the Agreement,  the Company has agreed to effect,  immediately prior to the closing, a 52-for-1 forward stock split of the Company's common stock (the "Forward  Stock  Split").  Immediately  following  the closing of the purchase,  the Company expects  to  have  approximately   45,000,000  shares   outstanding,   of  which approximately 43,750,000 shares will be held by the Company's current shareholders and  approximately  1,250,000  shares will be held by assignees of 241.  These 1,250,000 shares are to be issued pursuant to the Agreement.

In connection with the Agreement, Andrew Hamilton, sole officer and director of the Company has agreed to resign and appoint 214 officer, P. Leslie Hammond, as sole officer and director of the Company.    Mr. Hamilton has also agreed to cancel and return to treasury 9,106,000 of his total holdings of the Company on or before the closing.  The closing is scheduled to take place no later than September 28, 2007.    Gravhaven has not yet approved the Agreement and must do so prior to the closing.

The  foregoing  description  of the  Agreement  does not purport to be complete  and is  qualified in its entirety by reference to the Agreement,  a copy of which is attached as Exhibit 2.1 to this Current  Report on Form 8-K and incorporated  herein by reference.  The agreement has been included to provide  investors  and  security  holders  with  information regarding its terms.  It is not intended to  provide  any  other  factual information about the Company or Indie. The agreements contain representations and  warranties  that the  parties to the  Agreement  made to and solely for the benefit of each other.  Accordingly, investors and security  holders should not rely on such  representations and warranties as  characterizations of the actual state of facts or circumstances, since they were only made as of the date of the agreements.   Moreover,  information  concerning  the  subject  matter  of  such representations  and  warranties  may change  after the date of the  agreements, which subsequent  information may or may not be fully reflected in the Company's public disclosures.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Change in Control of Registrant

Upon the closing of the transactions described under Item 1.01 of this report, a change in control of the Company will occur.

Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors;
Appointment of Principal Officers

The Company  intends to appoint new  officers  and  directors as a result of the transaction described in Item 1.02 of this current report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)

Exhibits

2.1   Share Purchase Agreement, dated as of September 14, 2007 (this "Agreement"), by and among  GRAVHAVEN LIMITED, a Cayman Islands corporation and a shareholder of 2146281 ONTARIO INC., an Ontario corporation having an address of c/o St. Georges Trust Company Limited, 27 Reid Street, P.O. Box HM 3051, Hamilton, HMNX Bermuda (the “Vendor”) AND: 2146281 ONTARIO INC., an Ontario corporation having a registered office at Suite 701 – 130 Adelaide Street West, Toronto, Ontario, Canada M5H 2K4 (the “Company”) AND: CONSCIOUS INTENTION INC., a Nevada corporation having an address of 6620 Lake Washington Blvd., Suite 301, Kirkland, Washington, USA 98033
(the “Purchaser”) AND Andrew Hamilton, an individual.

SIGNATURES

Pursuant to the requirements  of the Securities  Exchange Act of 1934, the  registrant  has duly  caused  this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 14, 2007	Conscious Intention, Inc.

By: /s/ Andrew Hamilton
Andrew Hamilton, CEO